UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4-22-10 Ebisu, Shibuya-ku Tokyo, Japan	1500013
(Address of principal executive offices)	(Zip Code)

81-3-3478-2830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

Your Event, Inc., (the “Company”) on August 1, 2012, underwent a change of control of ownership. Masaya Konishi, CEO and Director of the Company purchased 6,548,993 shares from Infinity Holdings, Inc, a Japanese company, for an aggregate purchase price of $383,000 USD (30,000,000 JPY) in a private transaction.

The Company has 11,000,000 common shares issued and outstanding. This transfer of ownership of 6,548,993 shares represents approximately 59.5% of the issued and outstanding shares, the majority ownership interest in the Company.

In this private transaction, the Company did not engage in any form of general solicitation or general advertising in connection with this transaction. Mr. Konishi was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to any Company information in connection with this transaction. Mr. Konishi acquired these securities for investment and not with a view toward distribution, acknowledging such intent. He understood the ramifications of his actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: August 1, 2012	/s/ Mitsuhiro Matsumoto
Name: Mitsuhiro Matsumoto
Title: Secretary and Director